UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2007

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-27428	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 23, 2007, OceanFirst Financial Corp. (the “Company”) announced that diluted earnings per share for the quarter ended December 31, 2006 amounted to a loss of $.13. For the year ended December 31, 2006 diluted earnings per share was $1.07. These results have been revised from the earnings results the Company reported in its January 18, 2007 press release in which the Company reported diluted earnings per share for the quarter and year ended December 31, 2006 of $.40 and $1.59.

Management is required to assess the Company’s internal control over financial reporting as of December 31, 2006. Based on this assessment, management will disclose in Form 10-K that the Company’s internal control over financial reporting was not effective as of December 31, 2006 due to the existence of the following material weakness identified by management: The Company’s policies and procedures were not effective to provide for the proper evaluation and assessment of the adequacy for the reserve for repurchased loans at its mortgage banking subsidiary. Specifically, the Company lacked an effective process to ensure that the exercise of loan repurchase requests by purchasers of its loans were timely identified and incorporated properly in the analysis of its reserve for repurchased loans.

References to the Company’s Website in the press release do not incorporate by reference the information on the Company’s Website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference. The press release attached hereto as Exhibit 99.1 and the information contained therein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The press release shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

For more information, reference is made to the Company’s press release dated March 23, 2007, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are filed herewith:

Exhibit 99.1	Press Release dated March 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/S/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: March 27, 2007